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                                                                    EXHIBIT 23.1
                                                                 to S-11 and S-3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Delphi Corporation on the combined Forms S-3/S-11 of our report dated January 16, 2003, appearing in the Annual Report on Form 10-K of Delphi Corporation for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Detroit, Michigan
March 27, 2003